Exhibit 10.2

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made and entered into as of ______________, by and between Yuma Energy, Inc., a Delaware corporation (the “Company”), and _________________ (“Indemnitee”).

WHEREAS, highly competent persons have become more reluctant to serve corporations as directors or officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Board of Directors (the “Board”) of the Company has determined that, in order to attract and retain qualified individuals, the Company will, unless certain conditions described below are met, maintain on an ongoing basis, at its sole expense, liability insurance to protect certain persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions;

WHEREAS, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself;

WHEREAS, the Amended and Restated Certificate of Incorporation of the Company (as may be amended, the “Certificate of Incorporation”) requires indemnification of the officers and directors of the Company to the full extent permissible under applicable law. Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”). The Certificate of Incorporation and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers, and other persons with respect to indemnification;

WHEREAS, the uncertainties relating to insurance and to indemnification have increased the difficulty of attracting and retaining persons to serve as officers and directors of United States-based companies;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent, and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Certificate of Incorporation and the Amended and Restated Bylaws of the Company (as may be amended, the “Bylaws”) and any resolutions adopted by the Board, and will not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee does not regard the protection available under the Certificate of Incorporation and insurance as adequate in the present circumstances; may not be willing to serve as an officer or director without adequate protection; and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve, and to take on additional service for or on behalf of the Company on the condition that he or she be so indemnified.

NOW, THEREFORE, in consideration of the foregoing and of Indemnitee’s agreement to serve as an officer or director or both after the date of this Agreement, the parties to this Agreement agree as follows:

1.           Indemnification of Indemnitee. The Company hereby agrees to defend, hold harmless, and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a)            Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(a) if, by reason of his or her Corporate Status (as defined below), the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as defined below) other than a Proceeding by or in the right of the Company. Pursuant to this Section 1(a), the Company shall indemnify, defend, and hold Indemnitee harmless to the fullest extent permitted by applicable law, as such may be amended from time to time (but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior to such amendment), against all Expenses (as defined below), judgments, penalties (including, but not limited to, excise and similar taxes), fines, and amounts paid in settlement actually and reasonably incurred by him or her, or on his or her behalf, in connection with such Proceeding or any claim, issue, or matter in any such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

(b)            Proceedings by or in the Right of the Company. Indemnitee will be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of his or her Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 1(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that if applicable law so provides, no indemnification against such Expenses will be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee has been finally adjudged to be liable to the Company by a court of competent jurisdiction from which there is no further right of appeal unless and to the extent that the court in which such action or suit was brought determines that such indemnification may be made.

(c)            Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a party to and is wholly successful, on the merits or otherwise, in any Proceeding, he or she will be indemnified by the Company to the fullest extent permitted by law, as such may be amended from time to time (but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior to such amendment), against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with such Proceeding. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues, or matters in such Proceeding, the Company will indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue, or matter. For purposes of this Section 1(c) and without limitation, the termination of any claim, issue, or matter in such a Proceeding by dismissal, with or without prejudice, will be deemed to be a successful result as to such claim, issue, or matter.

2.           Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 1 of this Agreement, the Company shall and hereby does indemnify, defend, and hold harmless Indemnitee against all Expenses, judgments, penalties (including, but not limited to, excise and similar taxes), fines, and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf if, by reason of his or her Corporate Status, he or she is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the sole, contributory, comparative or other negligence, or active or passive wrongdoing of Indemnitee. Except as provided in this Section 2 or in Section 9, the only limitation that will exist upon the Company’s obligations pursuant to this Agreement will be that the Company will not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6 and 7) to be prohibited by applicable law.

3.            Contribution.

(a)           Regardless of whether the indemnification provided in Sections 1 and 2 is available, in respect of any threatened, pending, or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not, without prior written consent of Indemnitee, enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement solely involves the payment of money and includes a full, unconditional and final release of all claims that are or were asserted against Indemnitee in such Proceeding. In addition, the Company will not, without prior written consent of Indemnitee, seek or agree to a bar order that extinguishes Indemnitee’s rights to indemnification or advancement of Expenses, whether under this Agreement or otherwise.

(b)           Without diminishing or impairing the obligations of the Company set forth in Section 3(a), if, for any reason, Indemnitee elects or is required to pay all or any portion of any judgment or settlement in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company will contribute to the amount of Expenses, judgments, penalties (including, but not limited to, excise and similar taxes), fines, and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received from the transaction that gave rise to such Proceeding by (i) the Company and all officers, directors, or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand; and (ii) Indemnitee, on the other hand; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors, or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses, judgments, penalties (including, but not limited to, excise and similar taxes), fines, or settlement amounts, as well as any other equitable considerations that applicable law may require to be considered. The relative fault of the Company and all officers, directors, or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, will be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

(c)           The Company hereby agrees to fully indemnify, defend, and hold harmless Indemnitee from any claims of contribution that may be brought by officers, directors, or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(d)           To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise and similar taxes, and amounts paid or to be paid in settlement or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) or transaction(s) giving cause to such Proceeding; and (ii) the relative fault of the Company (and its directors, officers, employees, and agents) and Indemnitee in connection with such event(s) or transaction(s).

4.           Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness or otherwise involved in any Proceeding to which Indemnitee is not a party, the Company shall indemnify, defend, and hold harmless the Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

5.           Advancement of Expenses. To the fullest extent permitted by law, as such may be amended from time to time (but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader advancement rights than permitted prior to such amendment), the Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within 10 days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it is ultimately determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest-free and any advances shall be made without regard to Indemnitee’s ability to repay the Expenses. Indemnitee will qualify for and be entitled to receive such advances solely upon execution and delivery to the Company of the statement or statements and the undertaking referred to in this Section 5.

6.           Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnification that are as favorable as may be permitted under the DGCL and public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions will apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a)           To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure by Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually prejudices the interests of the Company. Any Expenses incurred by, or in the case of retainers, to be incurred by, the Indemnitee in connection with the Indemnitee’s request for indemnification hereunder shall be borne by the Company.

(b)           If the Company shall be obligated to pay the Expenses of any Proceeding against Indemnitee, the Company shall be entitled to assume and control the defense of such Proceeding (with counsel consented to by Indemnitee, which consent shall not be unreasonably withheld), upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, consent to such counsel by Indemnitee and the retention of such counsel by the Company, the Company shall not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided, however, that if (i) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee or counsel selected by the Company shall have concluded that there may be a conflict of interest between the Company and Indemnitee or among Indemnitees jointly represented in the conduct of any such defense; or (iii) the Company shall not, in fact, have employed counsel, to which Indemnitee has consented as aforesaid, to assume the defense of such Proceeding, then the reasonable fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. Notwithstanding the foregoing, Indemnitee shall have the right to employ counsel in any such Proceeding at Indemnitee’s expense.

(c)           The Company shall be entitled to participate in the Proceeding at its own expense. The Company shall not, without prior written consent of Indemnitee, effect any settlement of a claim against Indemnitee in any threatened or pending Proceeding unless such settlement solely involves the payment of money by any Person (as defined below) other than Indemnitee and includes a full, unconditional and final release of all claims that are or were asserted against Indemnitee in such Proceeding. In addition, the Company shall not, without prior written consent of Indemnitee, seek or agree to a bar order that extinguishes Indemnitee’s rights to indemnification or advancement of Expenses, whether under this Agreement or otherwise.

(d)           Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case: (i) if a Change in Control (as defined below) shall have occurred, by Independent Counsel (as defined below) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors (as defined below), even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (D) if so directed by the Board, by the stockholders of the Company.

(e)           In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(d), the Independent Counsel shall be selected as provided in this Section 6(e). If a Change in Control has not occurred, the Independent Counsel shall be selected by the Board, and the Company will give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Change in Control has occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee requests that such selection be made by the Board, in which event the preceding sentence will apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of such selection has been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected will act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel and to fully indemnify such Independent Counsel against any and all Expenses, claims, liabilities, and damages arising out of or relating to this Agreement or its engagement pursuant to this Agreement.

(f)           In making a determination with respect to entitlement to indemnification under this Agreement, the Person making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption will have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Company (including the Board, Independent Counsel or the stockholders of the Company) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including the Board, Independent Counsel or the stockholders of the Company) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(g)           Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise (as defined below), including financial statements, or on information supplied to Indemnitee by directors, officers, employees or agents of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise. In addition, the knowledge or actions, or failure to act, of any director, officer, agent, or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Regardless of whether the foregoing provisions of this Section 6(g) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(h)           If the Person empowered or selected under Section 6(d) to determine whether Indemnitee is entitled to indemnification has not made a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee will be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if (A) the determination is to be made by Independent Counsel and the Company objects to Indemnitee’s selection of Independent Counsel and (B) the Independent Counsel ultimately selected requires such additional time for the obtaining or evaluating of documentation or information relating thereto; provided further, however, that such 60-day period may also be extended for a reasonable time, not to exceed an additional 30 days, if the determination of entitlement to indemnification is to be made by the stockholders of the Company.

(i)           Indemnitee shall cooperate with the Person making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such Person upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board, or stockholder of the Company will act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any Expenses actually and reasonably incurred by Indemnitee in so cooperating with the Person making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies, defends, and agrees to hold Indemnitee harmless from any such costs and Expenses. If it is determined that Indemnitee is entitled to indemnification requested by Indemnitee in a written application submitted to the Company pursuant to Section 6, payment to Indemnitee shall be made within 60 days after the written request for indemnification submitted by Indemnitee.

(j)           The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption, or uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(k)           The termination of any Proceeding or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

7.             Remedies of Indemnitee.

(a)           In the event that (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 6(d) of this Agreement within 30 days after receipt by the Company of the request for indemnification, or (iv) payment of indemnification is not made pursuant to this Agreement within 60 days after receipt by the Company of a written request therefor, Indemnitee may at any time thereafter bring suit against the Company to enforce Indemnitee’s claim to such indemnification or payment. The Company will not oppose Indemnitee’s right to bring such suit.

(b)           In the event that a determination has been made pursuant to Section 6(d) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee will not be prejudiced by reason of the adverse determination under Section 6(d).

(c)           If a determination has been made pursuant to Section 6(d) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)           The Company shall indemnify, defend, and hold harmless Indemnitee against any and all Expenses and, if requested by Indemnitee, will (within 30 days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such Expenses to Indemnitee, that are actually and reasonably incurred by Indemnitee in connection with any action brought by Indemnitee (i) for indemnification or advancement of Expenses from the Company under this Agreement, (ii) to recover damages for breach of this Agreement or (iii) related to any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses, or insurance recovery, as the case may be.

(e)           The Company shall be precluded from asserting in any proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding, and enforceable and will stipulate in any court of competent jurisdiction that the Company is bound by all the provisions of this Agreement.

(f)           Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

8.            Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a)           The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders, a resolution of directors, or otherwise. No amendment, alteration, or repeal of this Agreement or of any provision of this Agreement shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration, or repeal. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded at the time of such change under the Certificate of Incorporation, the Bylaws, or this Agreement, it is the intent of the parties to this Agreement that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy conferred by this Agreement is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given under this Agreement or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Agreement, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)          The Company hereby covenants and agrees that, so long as Indemnitee serves in a Corporate Status and thereafter so long as Indemnitee may be subject to any possible Proceeding by reason of the fact that Indemnitee served in a Corporate Status, the Company, subject to Section 8(d), shall maintain in full force and effect liability insurance to protect Indemnitee from personal liabilities incurred by reason of the fact that Indemnitee is or was serving in such capacity (“Liability Insurance”) in reasonable amounts from established and reputable insurers.

(c)            In all applicable policies of Liability Insurance, Indemnitee shall be named as an insured, to the extent practicable, and will be covered by such policies in accordance with their terms to the maximum extent of the coverage available for any director, officer, employee, or agent or fiduciary under such policy or policies.

(d)           Notwithstanding the foregoing, the Company shall have no obligation to maintain Liability Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or Indemnitee is covered by similar insurance maintained by a subsidiary of the Company or by another Person pursuant to a contractual obligation owed to the Company. The Company shall provide at least 30 days’ notice to Indemnitee prior to ceasing the maintenance of Liability Insurance. The Company’s decision whether or not to adopt and maintain such insurance shall not affect in any way its obligations to indemnify the Indemnitee under this Agreement or otherwise.

(e)           Following the receipt of a notice of a claim pursuant to the terms of this Agreement, the Company shall give prompt notice of the commencement of such Proceeding to its insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(f)           Except as set forth in Section 8(g) below, in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and take all action reasonably necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(g)           The Company hereby acknowledges that Indemnitee may have rights to indemnification or advancement of Expenses or insurance provided by one or more Persons with whom or which the Indemnitee may be associated (collectively, the “Third Party Indemnitors”). The Company hereby agrees that (i) it is the indemnitor of first resort and that the obligations of the Company to Indemnitee are primary and any obligation of the Third Party Indemnitors to provide indemnification for or advancement of Expenses incurred by Indemnitee are secondary, (ii) the Indemnitee’s right to indemnification under this Agreement, and the Certificate of Incorporation, including the right to advancement of Expenses, indemnification, and contribution, shall not be diminished, modified, qualified, or otherwise affected by any right of Indemnitee against any Third Party Indemnitor, and (iii) it irrevocably waives, relinquishes, and releases the Third Party Indemnitors from any and all claims against the Third Party Indemnitors for contribution, subrogation, or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Third Party Indemnitors on behalf of the Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Third Party Indemnitors shall have the right of contribution and be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Third Party Indemnitors are third party beneficiaries of the terms of this Section 8(g).

9.             Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification in connection with:

(a)           any claim made against Indemnitee for which payment has actually been made to or on behalf of Indemnitee under any statute, insurance policy held by the Company or other indemnity provision vote or otherwise, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; provided, however, that the foregoing shall not affect the rights of Indemnitee or the Third Party Indemnitors set forth in Section 8(g) above;

(b)           any claim made against Indemnitee for an accounting or disgorgement of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (as defined below) or similar provisions of state law;
(c)           for any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Company, as required in each case under the Exchange Act (including such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefore (including pursuant to any settlement arrangements);

(d)           for any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court (as defined below) or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonable entitled to indemnity for such expenses which the Delaware Court or such other court shall deem proper.

(e)           except as otherwise provided in Section 7, any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees, or other indemnitees, unless (i) the Board authorized the Proceeding (or such part of any Proceeding) prior to its initiation, (ii) such indemnification is expressly required to be made by applicable law or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law; or

(f)           any claim, issue or matter for which the indemnification would be prohibited by applicable law.

10.           Duration of Agreement. All agreements and obligations of the Company contained in this Agreement shall continue during the period Indemnitee is an officer or director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another Person) and shall continue thereafter so long as Indemnitee is, or may be made, the subject to any Proceeding (or any proceeding commenced under Section 7) by reason of his or her Corporate Status, regardless of whether he or she is acting or serving in any such capacity at the time any liability or Expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, reorganization, or otherwise to all or a majority of the business, assets or income or revenue generating capacity of the Company), assigns, spouses, heirs, executors, and personal and legal representatives.

11.         Successors and Binding Agreement. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization, or otherwise) to all or a majority of the business, assets, or income or revenue generating capacity of the Company, by agreement in form and substance reasonably satisfactory to Indemnitee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company by operation of law or otherwise.

12.           Enforcement.

(a)           The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it by this Agreement in order to induce Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of the Company.

(b)           Subject to Section 8(a), this Agreement constitutes the entire agreement between the parties hereto with respect to the matter hereof and supersedes all prior written and oral, and contemporaneous oral, agreements, negotiations, and understandings, express or implied, between the parties with respect to the subject matter hereof. This Section 12(b) shall not be construed to limit any other rights Indemnitee may have under the Certificate of Incorporation, the Bylaws, applicable law or otherwise.

13.         Period of Limitations. No legal action may be brought and no cause of action may be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors, or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released, unless asserted by the timely filing of a legal action within such two year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period will govern.

14.           Definitions. For purposes of this Agreement:

(a)           “Corporate Status” describes the status of a person who is or was a director, officer, manager, partner, trustee, employee, agent, or fiduciary of the Enterprise that such person is or was serving at the express request of the Company and includes, without limitation, the status of such person as an advisor to the Enterprise prior to the commencement of service in any other Corporate Status.

(b)           “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i) any Acquiring Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities;

(ii) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraphs (i), (iii) or (iv) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;

(iii) the effective date of a merger or consolidation of the Company with any other Person, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving Person outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving Person;

(iv) the approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a majority of the Company’s assets or income or revenue-generating capacity; or

(v) there occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.

For purposes of the foregoing, the following terms shall have the following meanings:

(A) “Acquiring Person” shall mean a “person” or “group” within the meaning of Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Acquiring Person will exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any Person owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(B) “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner will exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another Person.

(c)           “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d)           “Enterprise” means the Company and any other Person that Indemnitee is or was serving at the express request of the Company.

(e)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f)           “Expenses” include all reasonable attorneys’ fees, accountants’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payment under this Agreement (including taxes that may be imposed upon the actual or deemed receipt of payments under this Agreement with respect to the imposition of federal, state, local or foreign taxes), and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, including reasonable compensation for time spent by Indemnitee in connection with the prosecution, defense, preparation to prosecute or defend, investigation, participation, preparation or involvement as a witness, or appeal of a Proceeding or action for indemnification for which Indemnitee is not otherwise compensated by the Company or any third party. “Expenses” also include expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. “Expenses,” however, do not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(g)           “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification under this Agreement. Notwithstanding the foregoing, the term “Independent Counsel” will not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(h)           “Person” means any individual, corporation, partnership, limited liability company, trust, benefit plan, governmental or quasi-governmental agency, and any other entity, public or private.

(i)           “Proceeding” includes any threatened, pending, or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative, or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was acting in his or her Corporate Status, by reason of any action taken by him or her or of any inaction on his or her part while acting in his or her Corporate Status; in each case whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including any Proceeding pending on or before the date of this Agreement, but excluding any Proceeding initiated by an Indemnitee pursuant to Section 7 of this Agreement to enforce his or her rights under this Agreement.

15.           Severability. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable law. In the event any provision of this Agreement conflicts with any applicable law, such provision will be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

16.           Modification and Waiver. No supplement, modification, termination, or amendment of this Agreement shall be binding unless executed in writing by each of the parties. No waiver of any of the provisions of this Agreement shall be deemed or will constitute a waiver of any other provisions of this Agreement (whether or not similar) nor shall such waiver constitute a continuing waiver. This Agreement cannot be modified or amended, or any provision of this Agreement waived, by course of conduct.

17.           Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding or matter that may be subject to indemnification covered under this Agreement. The failure to so notify the Company shall not relieve the Company of any obligation that it may have to Indemnitee under this Agreement unless and only to the extent that such failure or delay materially prejudices the Company.

18.           Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent:

(i) To Indemnitee at the address on file with the Company.

(ii) To the Company at:

Yuma Energy, Inc.
1177 West Loop South, Suite 1825
Houston, Texas 77027
Attention: Corporate Secretary

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

19.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature or other electronic means and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20.           Rules of Construction.

(a)           The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction of this Agreement.

(b)           Time is of the essence with respect to this Agreement.

(c)           Unless the context otherwise requires, references to “Sections” is to Sections of this Agreement.

(d)           This Agreement shall be liberally construed in favor of Indemnitee.

(e)           Use of the word “or” shall not be exclusive.

(f)           Use of defined terms in the singular shall include the plural, and vice versa.

21.           Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the Federal laws of the United States of America and the laws of the State of Delaware, without regard to its conflict of laws rules or any other principle that could result in the application of the laws of any other jurisdiction. The Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement will be brought only in the Court of Chancery of the State of Delaware (the “Delaware Court”) and not in any other state or Federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, The Corporation Trust Company, as such party’s agent in the State of Delaware for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (d) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (e) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

22.           Section 409A. This Agreement shall be interpreted to comply with or, to the extent possible, be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and guidance promulgated thereunder to the extent applicable (collectively “Section 409A”), and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. Solely to the extent that any otherwise required payment under this Agreement would not be exempt from Section 409A (any such payment, a “Non-Exempt Payment”), such Non-Exempt Payment shall comply with the following conditions: (a) the amount of the Non-Exempt Payment payable to Indemnitee in one calendar year shall not affect the amount of expenses eligible for payment or reimbursement in any other calendar year, whether pursuant to this Agreement or any other agreement between the Indemnitee and the Company; (b) the Non-Exempt Payment shall be made to Indemnitee no later than the last day of the calendar year following the calendar year in which Indemnitee incurs or is deemed to have incurred the costs or Expenses giving rise to Indemnitee’s right to the Non-Exempt Payment; and (c) Indemnitee’s right to the Non-Exempt Payment shall not be subject to liquidation or exchange for another benefit. Notwithstanding the foregoing, in the event of a bona fide dispute regarding Indemnitee’s entitlement to the Non-Exempt Payment, payment of the Non-Exempt Payment may be delayed to a later date to the extent permitted by the Treasury Regulations under Section 409A.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

YUMA ENERGY, INC.

By:
Name:
Title:

INDEMNITEE

By:
Name:

[Signature Page to Indemnification Agreement]